Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: October 4, 2024

Robert deRose

/s/ Robert deRose

Susan deRose

/s/ Susan deRose

Robert D. deRose & Susan deRose Family Trust DTD 11/18/1986

By:	/s/ Robert deRose
Name:	Robert deRose
Title:	Co-Trustee

By:	/s/ Susan deRose
Name:	Susan deRose
Title:	Co-Trustee

Allison M. deRose Trust DTD 5/29/1991

By:	/s/ Robert deRose
Name:	Robert deRose
Title:	Co-Trustee

By:	/s/ Susan deRose
Name:	Susan deRose
Title:	Co-Trustee

Robert deRose IRA

By:	/s/ Robert deRose
Name:	Robert deRose
Title:	Trustee

Susan deRose – IRA BDA

By:	/s/ Susan deRose
Name:	Susan deRose
Title:	Trustee